UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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DEPOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 28, 2015, Depomed, Inc. issued the following press release:

* * * * *

FOR IMMEDIATE RELEASE

Depomed Issues Statement on ISS Report

Sets the Record Straight Regarding Horizon’s Continued Use of False and Misleading Statements

NEWARK, Calif., September 28, 2015 — Depomed, Inc. (NASDAQ: DEPO) (“Depomed” or the “Company”) today issued the following statement regarding a report by Institutional Shareholder Services’ (“ISS”) on Horizon Pharma plc’s (NASDAQ: HZNP) (“Horizon”) solicitation to call two special meetings of Depomed’s shareholders (the “Special Meetings”).

The ISS recommendation relates only to calling the Special Meetings, and ISS has not made any recommendation regarding Horizon’s proposal concerning directors or its exchange offer. In its report ISS states, “…ISS explicitly reserves judgment on the advisability of Horizon’s offer until shareholders have the benefit of additional information about the Nucynta relaunch, and are presented with the opportunity to vote on that question directly.”1

The ISS recommendation does not change the fact that we believe Horizon’s offer does not reflect the value inherent in Depomed’s business nor Depomed’s compelling prospects for long-term growth and value creation, and therefore is not in the best interests of shareholders.  ISS also notes the decline in value of Horizon’s offer in its report, “There is also the consideration that Horizon’s all-share offer has declined by about a third in market value since the offer was made public, and no longer represents a premium to the undisturbed price (or, for that matter, Depomed’s current trading price).” 1

As announced on September 14, 2015, Depomed’s Board of Directors, after careful consideration and in consultation with its financial and legal advisors, unanimously determined to recommend that Depomed shareholders reject Horizon’s unsolicited exchange offer.

Additionally, Depomed today issued the following statement in response to Horizon’s continued use of false and misleading statements:

We strongly believe Depomed shareholders are being misled by Horizon and are entitled to know the facts.  First, based on Friday’s closing price of Horizon stock, Horizon’s all-stock exchange offer has a current value of only $21.64 per Depomed share, nowhere near the $33.00 a share that Horizon continues to disingenuously tout in its communications to Depomed shareholders.  Second, Horizon has misleadingly announced false deadlines to submit proxies. To be clear, Depomed’s Board of Directors has set record dates for October 29 and November 13, 2015 and there is no deadline approaching for Depomed shareholders to submit proxy cards to call a special meeting. Moreover, there is absolutely no requirement for Depomed shareholders to take any action until after the October 29 and November 13, 2015 record dates.

Morgan Stanley & Co. LLC and Leerink Partners LLC are serving as financial advisors to Depomed and Baker Botts L.L.P. and Gibson, Dunn & Crutcher LLP are serving as legal counsel.

About Depomed

Depomed is a specialty pharmaceutical company that commercializes products for pain and neurology related disorders. Our NUCYNTA® franchise includes NUCYNTA® ER (tapentadol) extended release tablets indicated for the management of pain, including neuropathic pain associated with diabetic peripheral neuropathy (DPN), severe enough to require daily, around-the-clock, long-term opioid treatment, and NUCYNTA® (tapentadol), an immediate release version of tapentadol, for management of moderate to severe acute pain in adults. Gralise® (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia. CAMBIA® (diclofenac potassium for oral solution) is a non-steroidal anti-inflammatory drug indicated for acute treatment of migraine attacks with or without aura in adults (18 years of age or older). Zipsor® (diclofenac potassium) Liquid Filled Capsules is a non-steroidal anti-inflammatory drug indicated for relief of mild to moderate acute pain in adults. Lazanda® (fentanyl) Nasal Spray is an intranasal fentanyl drug used to manage breakthrough pain in adults (18 years of age or older) who are already routinely taking other opioid pain medicines around-the-clock for cancer pain. Gralise, Nucynta ER and various partner product candidates are formulated with Depomed’s proven, proprietary Acuform® drug delivery technology. Additional information about Depomed may be found at www.depomed.com.

Forward-Looking Statements

The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to Depomed’s prospects as a standalone business, Depomed’s business strategy, expectations regarding Depomed’s future financial results and the ability to create shareholder value, expectations regarding anticipated growth and the future contributions and potential of NUCYNTA, and other risks detailed in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans, objectives or expectations will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities.  Depomed has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (the “SEC”) with respect to Horizon Pharma plc’s unsolicited exchange offer.  In addition, Depomed filed a preliminary revocation statement with the SEC on September 14, 2015 (the “Preliminary Revocation Statement”), and intends to file a definitive revocation statement in connection with the solicitations by Horizon Pharma plc seeking to call two special meetings of Depomed shareholders (the “Horizon Special Meeting Solicitations”).  Depomed will furnish any definitive revocation statement to its shareholders, together with GREEN and GOLD revocation cards when they become available.  INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including any solicitation statement (and amendments or supplements thereto) and other documents filed by Depomed with the SEC, will be available for no charge at the SEC’s website at http://www.sec.gov and at the investor relations section of Depomed’s website at http://www.depomed.com. Copies may also be obtained by contacting Depomed’s Investor Relations by mail at 7999 Gateway Blvd., Suite 300, Newark, CA 94560 or by telephone at 510-744-8000.

1 Permission to quote published materials was neither sought nor obtained.

Certain Information Regarding Participants

Depomed, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with the Horizon Special Meeting Solicitations.  Information regarding the names of Depomed’s directors and executive officers and their respective interests in Depomed by security holdings or otherwise is set forth in Depomed’s Preliminary Revocation Statement.

Investor Contact:

Depomed, Inc.

August J. Moretti

Chief Financial Officer

510-744-8000

amoretti@depomed.com

or

Christopher Keenan

VP, Investor Relations and Corporate Communication

510-744-8000

ckeenan@depomed.com

Innisfree M&A Incorporated

Larry Miller / Jonathan Salzberger / Scott Winter

212-750-5833

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann

415-869-3950

Andy Brimmer and Averell Withers

212-355-4449